UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

(Amendment No.      )

Filed by the registrant ☒    Filed by a party other than the registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement*

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

STEC, INC.

(Name of Registrant as Specified in Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of filing fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on the table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing party:

(4)	Date filed:

STEC, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD JUNE 4, 2007

TO THE SHAREHOLDERS OF STEC, INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of STEC, Inc. (formerly SimpleTech, Inc.), a California corporation (the “Company”), will be held on Monday, June 4, 2007, at 8:00 a.m. local time at the Irvine Marriott located at 18000 Von Karman Avenue, Irvine, California 92612, for the following purposes, as more fully described in the Proxy Statement accompanying this Notice:

1.	To elect seven directors to serve on the Company’s board of directors until the 2008 Annual Meeting of Shareholders or until their successors are duly elected and qualified;

2.	To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2007; and

3.	To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

The foregoing matters are described in more detail in the enclosed proxy statement. The board of directors has fixed the close of business on April 11, 2007, as the record date for the determination of the shareholders entitled to notice of, and to vote at, the Annual Meeting and any postponement or adjournment thereof. Only those shareholders of record of the Company as of the close of business on that date will be entitled to vote at the Annual Meeting or any postponement or adjournment thereof. A list of shareholders entitled to vote at the Annual Meeting will be available for inspection at the executive offices of the Company.

All shareholders are cordially invited to attend the meeting in person. Whether or not you plan to attend, please sign and return the enclosed proxy as promptly as possible in the envelope enclosed for your convenience. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be signed and returned to assure that all of your shares will be voted. You may revoke your proxy at any time prior to the Annual Meeting. If you attend the Annual Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted.

For admission to the Annual Meeting, each shareholder may be asked to present valid picture identification such as a driver’s license or passport, and proof of ownership of STEC’s common stock as of the record date, such as the enclosed proxy card or a brokerage statement reflecting stock ownership as of the record date.

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY, AND THEN COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED ENVELOPE. YOU MAY ALSO BE ABLE TO VOTE YOUR SHARES ELECTRONICALLY OVER THE INTERNET OR BY TELEPHONE.

By Order of the Board of Directors,

Manouch Moshayedi

Chief Executive Officer and

Chairman of the Board of Directors

Santa Ana, California

April 26, 2007

STEC, INC.

3001 Daimler Street

Santa Ana, California 92705-5812

(949) 476-1180

PROXY STATEMENT FOR

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON JUNE 4, 2007

The enclosed proxy is solicited on behalf of the board of directors of STEC, Inc. (formerly SimpleTech, Inc.), a California corporation (the “Company”), for use at the Annual Meeting of Shareholders to be held on June 4, 2007, at 8:00 a.m. local time, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Irvine Marriott located at 18000 Von Karman Avenue, Irvine, California 92612.

Your vote at the 2007 annual meeting is important to us. Please vote your shares of common stock by completing the enclosed proxy card and returning it to us in the enclosed envelope. This proxy statement has information about the 2007 annual meeting and was prepared by our management for the board of directors. This proxy statement and the accompanying proxy card are first being mailed to you on or about May 3, 2007.

GENERAL INFORMATION ABOUT VOTING

Who can attend the meeting?

Attendance at the 2007 annual meeting is limited to the Company’s shareholders of record or a beneficial owner as of April 11, 2007. Admission to the meeting will be on a first-come, first-served basis. Registration will begin at 7:45 a.m. and you should be prepared to present photo identification for admittance. If you are the shareholder of record, that is your shares are registered in your own name through our transfer agent, your name will be verified against the list of shareholders of record prior to your being admitted to the 2007 annual meeting. If you hold your shares in “street name”, that is, your shares are held in the name of a brokerage firm, bank or other nominee, you should provide proof of beneficial ownership on the record date, such as a brokerage account statement showing that you owned STEC stock as of the record date, a copy of the voting instruction card provided by your broker, bank or other nominee, or other similar evidence of ownership as of the record date. If you do not provide photo identification or comply with the other procedures outlined above upon request, you will not be admitted to the 2007 annual meeting. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

Who can vote?

You can vote your shares of common stock if our records show that you owned the shares on April 11, 2007. On April 11, 2007, the record date for determination of shareholders entitled to notice of and to vote at the 2007 annual meeting, 49,757,602 shares of our common stock were issued and outstanding. You get one vote for each share of common stock. You may not cumulate votes in the election of directors. The enclosed proxy card shows the number of shares you can vote.

How do I vote?

If you are a shareholder of record, you may vote by following the instructions on the enclosed proxy card to vote on each proposal to be considered at the 2007 annual meeting. Sign and date the proxy card and mail it back to us in the enclosed envelope. Signing and returning the proxy card does not affect the right to vote in person at the 2007 annual meeting.

If your shares are held in street name, in lieu of a proxy card you should receive a voting instruction form by mail from the brokerage firm, bank or other nominee that holds your shares. Shareholders whose shares are registered in the name of a brokerage firm or bank may be eligible to vote electronically through the Internet or by telephone. A large number of brokerage firms and banks are participating in the ADP Investor Communication Services online program. This program provides eligible shareholders the opportunity to vote via the Internet or by telephone. Voting forms will provide instructions for shareholders whose brokerage firm or bank is participating in ADP’s program.

If you are a shareholder of record, you may also vote your shares in person at the 2007 annual meeting. If your shares are held in street name and you wish to vote in person at the meeting, you must obtain a proxy issued in your name from the record holder and bring it with you to the 2007 annual meeting. We recommend that you vote your shares in advance as described above so that your vote will be counted if you later decide not to attend the 2007 annual meeting.

What if I receive more than one proxy card or voting instruction form?

If you receive more than one proxy card or voting instruction form because your shares are held in multiple accounts or registered in different names or addresses, please be sure to complete, sign, date and return each proxy card or voting instruction form to ensure that all of your shares will be voted. Only proxy cards and voting instruction forms that have been signed, dated and timely returned will be counted in the quorum and voted.

Can I revoke or change my vote after I return my proxy card?

If your shares are held in your name, you may revoke or change your vote at any time before the 2007 annual meeting by either filing with Mark Moshayedi, our Corporate Secretary, at our principal executive offices at 3001 Daimler Street, Santa Ana, California 92705-5812, a written notice revoking your proxy card or by signing, dating and returning to us a new proxy card. We will honor the proxy card with the latest date. If you attend the 2007 annual meeting and vote by ballot, any proxy card that you submitted previously to vote the same shares will be revoked automatically and only your vote at the 2007 annual meeting will be counted.

If your shares are held in street name, you should contact the record holder to obtain instructions if you wish to revoke or change your vote before the 2007 annual meeting. Please note that your vote in person at the 2007 annual meeting will not be effective unless you have obtained and present a proxy card issued in your name from the record holder.

What constitutes a quorum?

For business to be conducted at the 2007 annual meeting, a quorum must be present. The presence at the 2007 annual meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding and entitled to vote on the record date will constitute a quorum. Abstentions and broker non-votes (i.e., shares held by a broker, bank or other nominee that are represented at the 2007 annual meeting, but with respect to which such broker, bank or other nominee is not instructed to vote on a particular proposal and such broker, bank or other nominee does not have discretionary voting power) will be counted for the purpose of determining whether a quorum is present for the transaction of business. If a quorum is not present, the 2007 annual meeting will be adjourned to a subsequent date for the purpose of obtaining a quorum.

What vote is required for each proposal?

For Proposal No. 1, the seven nominees receiving the highest number of affirmative votes will be elected as directors. Abstentions will have no effect on the outcome of the election of nominees for director. Additionally, the election of directors is a matter on which a broker, bank or other nominee is generally empowered to vote, and therefore no broker non-votes will exist in connection with Proposal No. 1.

Proposal No. 2 requires the approval of (i) the affirmative vote of a majority of the shares of common stock present or represented by proxy and voting at the 2007 annual meeting, and (ii) the affirmative vote of a majority of the required quorum. For purposes of this proposal, abstentions and broker non-votes will not affect the outcome under clause (i), which recognizes only actual votes “FOR” or “AGAINST” the proposal. However, abstentions and broker non-votes may affect the outcome under clause (ii) because abstentions and broker non-votes are counted for purposes of determining the quorum and have the effect of a vote “AGAINST” the proposal.

Please note that brokers, banks and other nominees that have not received voting instructions from their clients do not have discretionary authority to vote on their clients’ behalf on “non-routine” proposals, but may vote their clients’ shares on other proposals. Since the ratification of the appointment of the independent registered public accounting firm for 2007 is a matter on which a broker, bank or other nominee is generally empowered to vote, no broker non-votes will exist on Proposal No. 2.

Who will count the votes and how will my vote(s) be counted?

All votes will be tabulated by the inspector of election appointed for the 2007 annual meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

If the proxy card is properly signed, dated and returned, the proxy holders named on the proxy card will vote your shares as you instruct. If you sign, date and return the proxy card but do not vote on a proposal, the proxy holders will vote for you on that proposal. Unless you instruct otherwise, the proxy holders will vote “FOR” each of the director nominees and “FOR” Proposal No. 2, and in the discretion of the proxy holders as to any other matters that may properly come before the 2007 annual meeting.

What if other matters come up at the 2007 Annual Meeting?

The matters described in this proxy statement are the only matters we know will be voted on at the 2007 annual meeting. If other matters are properly presented at the meeting, the proxy holders will vote your shares as they see fit.

Who pays for this proxy solicitation?

The Company will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional solicitation materials furnished to the shareholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, the Company may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation by telephone, telegram or other means by directors, officers or employees of the Company. No additional compensation will be paid to these individuals for any such services. Except as described above, the Company does not presently intend to solicit proxies other than by mail.

SHAREHOLDER PROPOSALS

Shareholder proposals that are intended to be presented at our 2008 annual meeting and included in our proxy materials relating to the 2008 annual meeting must be received by Mark Moshayedi, Corporate Secretary, STEC, Inc., 3001 Daimler Street, Santa Ana, California 92705-5812 no later than January 4, 2008, which is 120 calendar days prior to the anniversary of the mailing date for this year’s proxy materials. All shareholder proposals must be in compliance with applicable laws and regulations in order to be considered for possible inclusion in the proxy statement and form of proxy for the 2008 annual meeting.

If a shareholder wishes to present a proposal at our 2008 annual meeting and the proposal is not intended to be included in our proxy statement relating to the 2008 annual meeting, the shareholder must give advance notice to us prior to the deadline for the annual meeting. In order to be deemed properly presented, the notice of a proposal must be delivered to our Corporate Secretary no later than March 19, 2008, which is 45 calendar days prior to the anniversary of the mailing date for this year’s proxy materials. However, in the event that the 2008 annual meeting is called for a date which is not within thirty days of the anniversary of the date of the 2007 annual meeting, shareholder proposals intended for presentation at the 2008 annual meeting must be received by our Corporate Secretary no later than the close of business on the tenth day following the date on which public announcement of the date of the 2008 annual meeting is first made. If a shareholder gives notice of such proposal after March 19, 2008, then the proxy solicited by the board of directors for the 2008 annual meeting will confer discretionary authority to vote on such proposal at that meeting, which may include a vote against such shareholder proposal.

MATTERS TO BE CONSIDERED AT ANNUAL MEETING

OVERVIEW OF PROPOSALS

This Proxy Statement contains two proposals requiring shareholder action. Proposal No. 1 requests the election of seven directors to our board of directors. Proposal No. 2 requests ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm. Each of the proposals are discussed in more detail in the pages that follow.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

General

Our board of directors currently consists of seven persons. All seven positions on our board of directors are to be elected at the 2007 annual meeting. Each of the current directors has been nominated for re-election to serve for a one-year term and until their successors are duly elected and qualified.

Holders of proxies solicited by this proxy statement will vote the proxies received by them as directed on the proxy card or, if no direction is made, for the election of the board of directors’ seven director nominees below. Proxies cannot be voted for more than the seven named director nominees.

Each director nominee for election has agreed to serve if elected, and we have no reason to believe that any director nominee will be unavailable to serve. If any director nominee is unable or declines to serve as a director at the time of the 2007 annual meeting, the proxy holders will vote for a director nominee designated by the present board of directors to fill the vacancy. Unless otherwise instructed, the proxy holders will vote the proxies received by them “FOR” the director nominee named below.

The names of the director nominees, and certain information about them, are set forth below.

Name	Age	Director Since	Position
Manouch Moshayedi (2)	48	1990	Chief Executive Officer and Chairman of the Board of Directors

Mark Moshayedi	45	1992	President, Chief Operating Officer, Chief Technical Officer, Secretary and Director

Dan Moses (2)	39	2000	Chief Financial Officer, Executive Vice President and Director

F. Michael Ball (1)	51	2000	Director

Rajat Bahri (1)	42	2005	Director

Vahid Manian	46	2007	Director

James J. Peterson (1)	51	2003	Director

(1)	Member of the Audit, Compensation and Nominating and Corporate Governance Committees
(2)	Member of the Equity Awards and Special Banking and Investment Committees

Manouch Moshayedi, a co-founder of STEC, has served as our President or Chief Executive Officer and Chairman of the board of directors since our inception in March 1990. From our inception in March 1990 to September 1994, Mr. Moshayedi also served as our Chief Financial Officer. Mr. Moshayedi graduated with a

B.S. in engineering from California State University, Fullerton and an M.B.A. from Long Island University in New York. Mr. Moshayedi is the brother of Mark Moshayedi, who is an executive officer and director.

Mark Moshayedi has served as a director since March 1992 and our Chief Operating Officer, Chief Technical Officer and Secretary since January 1995 and our President since March 2007. From April 1992 to June 1994, Mr. Moshayedi served as our Senior Vice President. Mr. Moshayedi graduated with a B.S. in engineering from the University of California, Irvine and an M.B.A. from Pepperdine University. Mr. Moshayedi is the brother of Manouch Moshayedi, who is an executive officer and director.

Dan Moses has served as our Chief Financial Officer since August 1994 and our Executive Vice President since August 2006. Mr. Moses has served as a director since March 2000. From October 1992 to August 1994, Mr. Moses served as our Controller. Before joining STEC, Mr. Moses was a Senior Auditor with PricewaterhouseCoopers LLP from June 1990 to October 1992. Mr. Moses graduated with a B.S. in business administration from the University of California, Riverside and a Master’s of Accounting from the University of Southern California. Mr. Moses is a Certified Public Accountant.

Rajat Bahri joined STEC as a director and member of our Audit, Compensation and Nominating and Corporate Governance Committees in November 2005. Since January 2005, Mr. Bahri has been Chief Financial Officer of Trimble Navigation Limited, a publicly-traded company that provides advanced positioning product solutions. Prior to joining Trimble, Mr. Bahri served for more than 15 years in various capacities within the financial organization of several subsidiaries of Kraft Foods, Inc. and General Foods Corporation. Most recently, he served as the chief financial officer for Kraft Canada, Inc. From June 2000 to June 2001, Mr. Bahri served as chief financial officer of Kraft Pizza Company. From 1997 to 2000, Mr. Bahri was Operations Controller for Kraft Jacobs Suchard Europe. Mr. Bahri graduated with a Bachelor of Commerce from the University of Delhi and an M.B.A. from Duke University.

F. Michael Ball joined STEC as a director and member of our Audit and Compensation Committees in October 2000. Mr. Ball was appointed as a member of our Nominating and Corporate Governance Committee in February 2004. Since February 2006, Mr. Ball has been President of Allergan, Inc., a publicly-traded pharmaceutical company. From October 2003 to January 2006, Mr. Ball was Executive Vice President and President, Pharmaceuticals, of Allergan, Inc. From April 1996 to September 2003, Mr. Ball was Corporate Vice President and President, North America Region of Allergan, Inc. Mr. Ball served as a director of IntraLase Corp., a publicly-traded company, from July 2006 to April 2007. Mr. Ball graduated with a B.S. in science and an M.B.A. from Queen’s University, Canada, and completed an executive management program at Stanford University.

Vahid Manian joined STEC as a director in February 2007. Since April 2005, Mr. Manian has been Senior Vice President, Global Manufacturing Operations of Broadcom Corporation, a global leader in semiconductors for wired and wireless communications. From December 1997 to April 2005, Mr. Manian was Vice President of Manufacturing Operations at Broadcom and from January 1996 to December 1997 Mr. Manian was Director of Operations of Broadcom. Prior to joining Broadcom, Mr. Manian served in a number of positions for approximately 12 years at Silicon Systems, Inc., a semiconductor manufacturer, including over six years as Director of Operations. Mr. Manian graduated with a B.S.E.E. and an M.B.A. from the University of California, Irvine.

James J. Peterson joined STEC as a director and member of our Audit and Compensation Committees in January 2003. Mr. Peterson was appointed as a member of our Nominating and Corporate Governance Committee in February 2004. Since February 2001, Mr. Peterson has been President and Chief Executive Officer of Microsemi Corporation, a manufacturer of discrete semiconductors and power management integrated circuits. Mr. Peterson has been a director of Microsemi, a publicly-traded company, since November 2001. From August 1998 to February 2001, Mr. Peterson was the Vice President and General Manager of the Linfinity Division of Microsemi. From February 1997 to April 1999, Mr. Peterson was President and Chief Operating Officer of

Linfinity Microelectronics, Inc., a manufacturer of analog and mixed signal integrated circuits. Mr. Peterson graduated with a B.A. in business administration and an M.B.A. from Brigham Young University.

Vote Required

The seven director nominees receiving the highest number of affirmative votes of the shares entitled to be voted for them shall be elected as directors. Votes withheld from any director nominee are counted for purposes of determining the presence or absence of the quorum, but have no other legal effect under California law.

Recommendation of the Board of Directors

Our board of directors unanimously recommends that the shareholders vote “FOR” the election of the director nominees named above.

PROPOSAL NO. 2

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

PricewaterhouseCoopers LLP has been selected by our Audit Committee as our independent registered public accounting firm for the fiscal year ending December 31, 2007. Shareholder ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm is not required by our bylaws or otherwise. However, the board of directors is submitting the selection of PricewaterhouseCoopers LLP to our shareholders for ratification as a matter of good corporate practice. If ratification of this selection is not approved by a majority of the shares of common stock voting thereon, our Audit Committee will review its future selection of independent registered public accounting firms; however, the Audit Committee may select PricewaterhouseCoopers LLP, notwithstanding the failure of the shareholders to ratify its selection. In addition, even if the selection is ratified, our Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it believes that such a change would be in the best interests of us and our shareholders.

Accountant Fees and Services

During the fiscal years ended December 31, 2006 and 2005, PricewaterhouseCoopers LLP provided various audit, audit related and non-audit services to us as follows:

Fee Category	Fiscal 2006 Fees	Fiscal 2005 Fees
Audit Fees – Aggregate fees billed for professional services rendered for the audit of our annual financial statements and review of financial statements included in our quarterly reports on Form 10-Q or services that are normally provided in connection with statutory and regulatory filings or engagements for the 2006 and 2005 fiscal years.	$424,000	$255,000

Audit-Related Fees – Aggregate fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements which are not reported under “Audit Fees” above, including fees for consultation on possible acquisitions.	$0	$0

Tax Fees – Aggregate fees billed for tax compliance, tax advice and tax planning, including transfer pricing consultation.	$0	$0

All Other Fees – Aggregate fees billed for products and services provided other than as described in the preceding three categories.	$0	$0

Total Fees	$424,000	$255,000

Representatives of PricewaterhouseCoopers LLP are expected to be present at the 2007 annual meeting and will have the opportunity to make a statement if they desire to do so. They are also expected to be available to respond to appropriate questions. Unless marked to the contrary, proxies received will be voted “FOR” ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ended December 31, 2007.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

All of the 2006 and 2005 services described above were pre-approved by the Audit Committee to the extent required by Section 10A of the Securities Exchange Act of 1934, as amended, which requires audit committee pre-approval of audit and non-audit services provided by our independent registered public accounting firm.

Vote Required

The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2007 requires the approval of the affirmative vote of a majority of the shares of common stock present or represented by proxy and voting at the 2007 annual meeting together with the affirmative vote of a majority of the required quorum.

Recommendation of the Board of Directors

Our board of directors unanimously recommends that the shareholders vote “FOR” ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2007.

OTHER MATTERS

Our board of directors knows of no other business that will be presented at the 2007 annual meeting. If any other business is properly brought before the 2007 annual meeting, proxies received will be voted in respect thereof in accordance with the recommendation of our board of directors. Discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy.

MANAGEMENT

Executive Officers and Directors

The following table sets forth certain information regarding our executive officers and directors as of March 31, 2007.

Name	Age	Position
Manouch Moshayedi (2)	48	Chief Executive Officer and Chairman of the Board of Directors

Mark Moshayedi	45	President, Chief Operating Officer, Chief Technical Officer, Secretary and Director

Dan Moses (2)	39	Chief Financial Officer, Executive Vice President and Director

Rajat Bahri (1)	42	Director

F. Michael Ball (1)	51	Director

Vahid Manian	46	Director

James J. Peterson (1)	51	Director

(1)	Member of the Audit, Compensation and Nominating and Corporate Governance Committees
(2)	Member of the Equity Awards and Special Banking and Investment Committees

Manouch Moshayedi.    See “Proposal No. 1: Election of Directors” for Mr. Moshayedi’s biography.

Mark Moshayedi.    See “Proposal No. 1: Election of Directors” for Mr. Moshayedi’s biography.

Dan Moses.    See “Proposal No. 1: Election of Directors” for Mr. Moses’ biography.

Rajat Bahri.    See “Proposal No. 1: Election of Directors” for Mr. Bahri’s biography.

F. Michael Ball.    See “Proposal No. 1: Election of Directors” for Mr. Ball’s biography.

Vahid Manian.    See “Proposal No. 1: Election of Directors” for Mr. Manian’s biography.

James J. Peterson. See “Proposal No. 1: Election of Directors” for Mr. Peterson’s biography.

Relationships Among Executive Officers and Directors

Our executive officers are elected by the board of directors on an annual basis and serve until the next annual meeting of shareholders or until their successors have been duly elected and qualified. Except as otherwise disclosed in their respective biography, there are no family relationships among any of the directors or executive officers of STEC.

CORPORATE GOVERNANCE

Director Independence

In determining whether or not a director or director nominee is independent, STEC uses the standards for director independence pursuant to Nasdaq listing standards. An “independent director” as defined in Nasdaq Marketplace Rule 4200 means a person other than an officer or employee of STEC or its subsidiaries, or any other individual having a relationship which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Our board of directors considered relationships, transactions and/or arrangements with each of our directors and concluded that Rajat Bahri, F. Michael Ball, Vahid Manian and James J. Peterson, each of our non-employee directors, is an independent director under Nasdaq Marketplace Rule 4200. Manouch Moshayedi, Mark Moshayedi and Dan Moses did not qualify as independent directors because they are employees of STEC. In addition, Mike Moshayedi, who served as a director during 2006 until February 2007 did not qualify as an independent director under Nasdaq Marketplace Rule 4200 because he was an employee of STEC. In determining that each of the non-employee directors is independent, our board considered the following relationships with our non-employee directors. With respect to Mr. Bahri’s independence, our board considered that he is the Chief Financial Officer of Trimble Navigation Limited, a company which may be a potential future customer for our products in the ordinary course of business.

In addition, our board of directors has also determined that:

•	all directors who serve on the Audit, Compensation, and Nominating and Corporate Governance Committees are independent under Nasdaq Marketplace Rule 4200, and

•	all members of the Audit Committee meet the additional criteria for independence of Audit Committee members set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended.

The independent directors meet regularly in executive sessions without the presence of the non-independent directors or members of our management at least twice per year and from time to time as they deem necessary or appropriate.

Board of Directors

Our board of directors is currently comprised of seven members. Each director currently serves until the next annual meeting of shareholders or until his successor is duly elected and qualified. At each annual meeting of shareholders, the directors’ successors will be elected to serve until the next annual meeting of shareholders. In addition, our bylaws provide that the authorized number of directors will be between four and seven, with the exact number to be determined by a majority of our board of directors or shareholders.

Our board of directors held 6 meetings in 2006 and also acted at various times by unanimous written consent without a meeting. Members of our board of directors and its committees also consulted informally with management from time to time during 2006. During 2006, all of our incumbent directors attended or participated in 75% or more of the aggregate of the total number of meetings of our board of directors and the total number of meetings held by all committees of our board of directors on which each such director served, during the period for which each such director served.

Although we do not have a policy with regard to attendance by members of the board of directors at our annual meeting of shareholders, it is customary for all members of the board of directors to attend. All of our then-current directors were present for our 2006 annual meeting held on May 25, 2006.

Board Committees

Our board of directors has five standing committees: the Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee, Equity Awards Committee and the Special Banking and Investment Committee. The Audit Committee, Compensation Committee and the Nominating and Corporate Governance Committee have written charters approved by the board of directors. A copy of each charter can be found under the “Investor Relations” section of our website at www.stec-inc.com. The members of each committee are identified in the following table.

Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Equity Awards Committee	Special Banking and Investment Committee
Manouch Moshayedi				Chair	Chair
Dan Moses				X	X
F. Michael Ball	X	Chair	X
Rajat Bahri	Chair	X	X
James J. Peterson	X	X	Chair

Audit Committee – The Audit Committee is responsible for reviewing financial information which will be provided to shareholders and others, the systems of internal controls which management and our board of directors have established, the performance and selection of our independent registered public accounting firm, our audit and financial reporting processes, and our accounting practices. The Audit Committee operates under a written charter adopted by our board of directors, and the Audit Committee reviews and confirms the adequacy of such charter on an annual basis. Our Audit Committee met in March 2007 in connection with the audit of our 2006 financial statements. During 2006, our Audit Committee held 7 meetings and also acted at various times by unanimous written consent without a meeting. The board of directors has determined that Mr. Bahri is an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K.

Compensation Committee – The Compensation Committee is responsible for the design, review, recommendation and approval of compensation arrangements for our directors, executive officers and key employees, and for the administration of our 2000 Stock Incentive Plan, including the approval of grants under such plan to our employees, consultants and directors. During 2006, our Compensation Committee held 5 meetings and also acted at various times by unanimous written consent without a meeting.

Nominating and Corporate Governance Committee – The Nominating and Corporate Governance Committee is responsible for overseeing, reviewing and making periodic recommendations concerning STEC’s corporate governance policies and for recommending to the board of directors candidates for election to the board of directors. During 2006, our Nominating and Corporate Governance Committee held 2 meetings and also acted at various times by unanimous written consent without a meeting. The Nominating and Corporate Governance Committee recommended to the board of directors the nomination of directors for the 2007 annual meeting. When considering a potential candidate for membership on the board of directors, the Nominating and Corporate Governance Committee considers the candidates’ relevant business and industry experience, financial acumen, demonstrated character and judgment, prior experience serving as a director, willingness to be involved and ability to bring to the company experience and knowledge in areas that are most beneficial to the company. Based on the composition of the board of directors and our company’s needs, the Nominating and Corporate Governance Committee will also consider whether the candidate qualifies as an independent director under the NASDAQ Marketplace Rules. Other than the foregoing, there are no stated minimum criteria for director nominees, although the Nominating and Corporate Governance Committee may also consider such other factors as it may deem are in the best interests of our shareholders and us. Evaluations of candidates generally involve a review of background materials, internal discussions and interviews with selected candidates as appropriate. Upon selection of a qualified candidate, the Nomination and Corporate Governance Committee would recommend the candidate for consideration by the board of directors. To date, we have not engaged third parties to identify or evaluate or assist in identifying potential nominees, although we reserve the right in the future to retain a third party search firm, if necessary.

The Nominating and Corporate Governance Committee will also consider recommendations for nominees to the board of directors submitted by shareholders. There are no differences in the manner in which the Nominating and Corporate Governance Committee evaluates nominees for director based on whether the nominee is recommended by a shareholder. Shareholders who wish the Nominating and Corporate Governance Committee to consider their recommendations for nominees for the position of director should submit the candidate’s name, appropriate biographical information, a brief description of such candidate’s qualifications and such candidate’s written consent to nomination to the Nominating and Corporate Governance Committee in care of Mark Moshayedi, Corporate Secretary, at the following address: STEC, Inc., 3001 Daimler Street, Santa Ana, California 92705-5812.

Equity Awards Committee – The Equity Awards Committee has separate but concurrent jurisdiction with the Compensation Committee to make option grants, restricted stock unit and other stock-based awards under our 2000 Stock Incentive Plan to eligible individuals other than executive officers and the non-employee members of our board of directors. The Equity Awards Committee held no meetings in 2006, but acted at various times by unanimous written consent without a meeting. The Equity Awards Committee does not operate under a formal written charter.

Special Banking and Investment Committee – The Special Banking and Investment Committee monitors, reviews and approves the investment of our cash assets in various short-term marketable securities in accordance with the Investment Policy Guidelines approved by our board of directors. The Special Banking and Investment Committee held no meetings in 2006. The Special Banking and Investment Committee does not operate under a formal written charter.

Our board of directors may establish other committees to facilitate the management of our business.

Shareholder Communications with the Board of Directors

Shareholders can contact our board of directors through written communication sent by certified mail to Board of Directors c/o Corporate Secretary, STEC, Inc., 3001 Daimler Street, Santa Ana, California 92705-5812. Our Corporate Secretary will forward all correspondence to the board of directors, except for junk mail, mass mailings, product complaints or inquiries, job inquiries, surveys, business solicitations or advertisements, or patently offensive or otherwise inappropriate material. Our Corporate Secretary may forward certain correspondence, such as product-related inquiries, elsewhere within STEC for review and possible response. From time to time our board of directors may change the process by which shareholders may communicate with the board of directors. Such changes will be posted to our website at www.stec-inc.com.

Code of Ethics

We have adopted a Code of Business Conduct and Ethics that applies to our employees (including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions) and directors. A copy of our Code of Business Conduct and Ethics can be found under the “Investor Relations” section of our website at www.stec-inc.com. The information on our website is not incorporated by reference in this Proxy Statement. We may post amendments to or waivers of the provisions of the Code of Business Conduct and Ethics, if any, made with respect to any of our directors and executive officers on that website.

Compensation Committee Interlocks and Insider Participation

During fiscal 2006, Messrs. Bahri, Ball and Peterson served as members of our compensation committee.

Except as indicated below, none of our current executive officers serve as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving on our board of directors or our compensation committee.

Manouch Moshayedi and Mark Moshayedi are beneficial stockholders of MDC Land Corporation, MDC Land LLC, and QualCenter, Inc. In addition, Manouch Moshayedi and Mark Moshayedi are each a member of the board of directors and/or executive officer of each of these companies. For additional information concerning transactions involving members of the board of directors, see “Certain Relationships and Related Transactions.”

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file an initial report of securities ownership on Form 3 and reports of changes in securities ownership on Form 4 or 5 with the Securities and Exchange Commission. Such executive officers, directors and 10% shareholders are also required by SEC rules to furnish us with copies of all Section 16(a) forms that they file. Based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons that no Forms 4 or 5 were required for such persons, we believe that for the reporting period from January 1, 2006 to December 31, 2006, our executive officers and the non-employee members of our board of directors complied with all their reporting requirements under Section 16(a).

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Compensation Discussion and Analysis

General Philosophy and Objectives

Our compensation program is intended to motivate executive officers to improve the financial position of the company, to hold executives accountable for the performance of the functions for which they are responsible, to attract key executives into the service of the company and to create value for our shareholders. Our compensation decisions with respect to executive officer total annual compensation is affected by (a) the executive’s individual performance, (b) the executive’s level of responsibility and function within the company, (c) the overall performance and profitability of the company, (d) the company’s effective execution of its strategic initiatives, and (e) our assessment of the competitive marketplace for executive officers in comparable positions, including other peer companies. Our compensation committee plans to review and make significant changes to our compensation philosophy for executive compensation during 2007.

Role of Compensation Committee

Our compensation committee administers the compensation program for our executive officers and establishes the overall compensation philosophy for executive officers. The role of the compensation committee is to review, recommend and approve the base salaries, any bonuses and other cash compensation of the executive officers. The compensation committee also administers our 2000 Stock Incentive Plan with respect to all executive officers and has the exclusive authority to make awards to them under the 2000 Stock Incentive Plan. The compensation committee also reviews and recommends to the board for approval, or approve as appropriate, new incentive compensation plans and equity-based compensation plans and any changes to or modifications of existing incentive compensation plans and equity-based compensation plans. The compensation committee periodically reviews and recommends to the board of directors for consideration and approval any changes in director compensation for our independent, non-employee directors. The members of our compensation committee are Rajat Bahri, F. Michael Ball and James J. Peterson, each of whom is an independent, non-employee director as such term is defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and each of whom also meet applicable federal securities and NASDAQ listing requirements to qualify as an independent director. In addition, our compensation committee is also comprised exclusively of “outside directors” in accordance with Section 162(m) of the Internal Revenue Code.

The compensation committee periodically meets with members of management to discuss and review our compensation program, practices and packages for executives, other employees and directors. The compensation committee annually evaluates the performance of our chief executive officer and determines and approves the total compensation based on this evaluation in light of the philosophy and objectives of our executive compensation program. Our chief executive officer makes compensation recommendations to the compensation committee with respect to our other executive officers. Our chief executive officer is not involved with any aspect of determining his own pay. Executive officers are not present at the time of compensation deliberations held by the compensation committee. The compensation committee considers, but is not bound to and does not always accept, any of management’s recommendations with respect to executive compensation.

In fulfilling its responsibilities, the compensation committee may delegate any or all of its responsibilities to a subcommittee of the compensation committee and, to the extent not expressly reserved to the compensation committee by the board or by applicable law, rule or regulation, to any other committee of directors appointed by it, which may or may not be composed of members of the compensation committee. The compensation committee or the board may also delegate two or more of our executive officers with the authority to make option grants or other stock-based awards under our 2000 Stock Incentive Plan to eligible individuals who are not executive officers or board members, provided that the compensation committee or board sets guidelines on such executive officers’ authority to make such grants or awards, including, but not limited to, limits on the amount of options or other stock-based awards granted to any one individual and the total number of options or other stock-

based awards granted in any one month. Our board of directors has established the Equity Awards Committee, consisting of Manouch Moshayedi and Dan Moses, with limited authority as described above to make option grants and other stock-based awards under our 2000 Stock Incentive Plan to eligible individuals other than executive officers and non-employee board members.

The compensation committee has the authority to engage its own independent advisors, including legal counsel and compensation consultants, to assist in carrying out its responsibilities. The compensation committee historically has not relied on any external compensation surveys in setting the compensation of the executive officers. However, in connection with the compensation committee’s review of the compensation packages for our executive officers for 2006, Employers Group Service Corporation, a compensation consulting firm retained by management on behalf of the compensation committee, conducted a competitive assessment of our executive compensation for the compensation committee. In preparing its analysis, Employers Group Service Corporation reviewed information concerning the executive officer compensation practices of a peer group of companies that are of comparable size and similar industry to us. Employers Group Service Corporation has not provided any other services to us and has received no compensation other than with respect to the services provided to the compensation committee. Our compensation committee took Employers Group Service Corporation’s analysis into consideration in setting and adjusting executive compensation for 2006. While we review the compensation data for our peer group companies in determining the reasonableness of our executive officers compensation, we do not set compensation levels by reference to any certain percentile or benchmark within our peer group companies.

Elements of Compensation

Our executive compensation philosophy is to focus on total compensation through a mix of (i) base salary; (ii) long-term incentive compensation, such as equity awards; (iii) retirement benefits provided under a 401(k) plan; and (iv) perquisites and generally available benefit programs. Our executives also participate in certain other benefits, such as general health, life and disability insurance plans, most of which are generally available to all salaried employees.

The compensation committee considers total compensation when setting the compensation of our executive officers and also determines the mix and weighting of each of our compensation elements. In determining the level and composition of compensation for the executive officers, the compensation committee considers various corporate performance measures, both in absolute terms and in relation to similar companies, and individual performance measures. The compensation committee also may evaluate the following factors in establishing executive compensation: (a) the comparative compensation surveys and other material concerning compensation levels and stock grants at similar companies; (b) our historical compensation levels and stock awards; and (c) the overall competitive environment for executives and the level of compensation necessary to attract and retain executive talent. We do not have an exact formula for allocating between cash and non-cash compensation. The compensation committee assigns no specific weight to any of the factors discussed above in establishing executive compensation. In determining the appropriate levels of compensation to be paid to executive officers, we do not generally factor in amounts realized from prior compensation. Stock price performance has not been a factor in determining annual compensation because the price of our common stock is subject to a variety of factors outside of our control.

Historically STEC has been a “controlled company” as defined by Nasdaq Marketplace Rules since our founders, Manouch Moshayedi, Mike Moshayedi and Mark Moshayedi, each of whom is or was an executive officer and director, together beneficially owned in excess of 50% of the voting power of the company. Given this significant ownership concentration within management, the compensation committee believes that these executive officers have adequate incentive to promote the company’s growth and the achievement of its strategic goals. Accordingly, the compensation committee has placed greater emphasis on short-term compensation (e.g., base salary) rather than on long-term compensation in determining an executive officer’s total compensation. The compensation committee traditionally has not relied on any external compensation surveys in setting the compensation of the executive officers and has not attempted to target their total compensation at any specific percentile of the levels of compensation in effect for other executives in comparable positions in the industry.

Base Salary

Our compensation committee believes that it is important that the total cash compensation paid to our executive officers remains at a competitive level to enable us to attract and retain management personnel with the talents and skills required to meet the challenges of a highly competitive industry. Base salary has generally been the most significant portion of our compensation package to executive officers. We provide executive officers with base salaries to compensate them for services rendered on a day-to-day basis during the year. Base salaries may be adjusted each year on the basis of the executive officer’s experience, skill set, performance levels and contributions to the company as well as the competitive marketplace for persons in comparable positions. Our performance and profitability may also be a factor in determining the base salaries of executive officers. The compensation committee may, however, in its discretion apply entirely different factors regarding financial performance, or modify different compensation elements, for future fiscal years. The relative weight given to each factor varies with each executive officer in the sole discretion of the compensation committee. Although base salaries for executive officers are reviewed annually or upon changes in responsibilities, there is no assurance that any adjustments will be made. For 2006, the compensation committee made no adjustments to the base salaries of each of the named executive officers from their 2005 levels other than the base salary for Dan Moses. The increase in Mr. Moses’ annual base salary from $300,000 to $375,000 reflected his promotion in August 2006 to the additional position of Executive Vice President. The fact that the compensation committee did not change the base salaries for the other named executive officers does not reflect in any way a negative view of their performance.

We have not historically maintained a formal cash incentive bonus plan for our executive officers. The compensation committee may, however, from time to time, award cash bonuses to our executive officers. The timing and amount of such cash bonus awards shall be determined in the compensation committee’s discretion based on factors the committee deems appropriate and reasonable, which may include our overall performance, individual performance, performance milestones, the particular executive officer’s base salary level, and overall equity and fairness.

Long-Term Incentive Compensation

We provide long-term incentive compensation through stock-based awards under our shareholder-approved 2000 Stock Incentive Plan that generally vests over multiple years. Equity compensation is intended to encourage creation of increased value for our shareholders, reward the achievement of superior company performance, facilitate the retention of key management personnel, align the interests of our executive officers with those of our shareholders, and provide each executive officer with a significant incentive to manage STEC from the perspective of an owner with an equity stake in the business.

Historically, our grants of stock-based awards consisted solely of stock options. Stock options allow the executive officer to acquire shares of STEC’s common stock at a fixed price per share over a specified period of time (usually up to ten years), unless sooner terminated in accordance with the provisions of the 2000 Stock Incentive Plan. Each option generally becomes exercisable in a series of equal installments over a specified period, contingent upon the executive officer’s continued employment with us. The size of the option grant to each executive officer is set at a level that is intended to create a meaningful opportunity for stock ownership based upon the executive officer’s current position with us, the executive officer’s personal performance in recent periods and the officer’s potential for future responsibility and promotion over the option term. Other factors considered by the compensation committee in awarding stock options include the number of shares of common stock and unvested options held by the executive officer in order to maintain an appropriate level of equity incentive for that individual. The relevant weight given to each of these factors varies from officer to officer. We have not adopted any stock ownership guidelines for our executive officers and directors. We have an insider trading policy which, among other things, prohibits our executive officers, employees and directors from short-selling our common stock or engaging in transactions involving STEC-based derivative securities. In addition, our insider trading policy also prohibits hedging transactions involving our common stock. Due to the significant stock ownership by Manouch Moshayedi, Mike Moshayedi and Mark Moshayedi, the compensation committee believes that their interests have been sufficiently aligned with those of our shareholders and has in the past tended to award stock options to these individuals less frequently than to other executive officers.

On December 19, 2005, the board approved the acceleration of the vesting of all outstanding stock options awarded under the 2000 Stock Incentive Plan which were unvested on December 19, 2005, including those held by executive officers and members of the board. The decision to accelerate vesting of stock options was made in part to avoid recognizing the related compensation expense in our future consolidated financial statements with respect to unvested stock options upon adopting Statement of Financial Accounting Statement No. 123(R), “Share-Based Payment”, (“SFAS No. 123(R)”) on January 1, 2006. As a result of SFAS No. 123(R), the compensation committee has significantly reduced the use and quantity of stock options in favor of awards of restricted stock units to non-executive officer employees. A restricted stock unit is the right to receive a share of common stock upon the satisfaction of the restrictions specified in the award. The restrictions may be based upon continued employment for a specified period of time, on attainment of specific performance goals, or on any other conditions as determined by the compensation committee.

Stock options and restricted stock units have different characteristics. Stock options provide value only to the extent that our stock price appreciates above the exercise price of the stock option. Restricted stock units provide value regardless of whether our stock price appreciates, and therefore helps to better retain employees over the course of business and market cycles that may negatively impact our operations and stock price in the short term. Because at the time of grant the option shares have a lower expected value than the common stock underlying restricted stock units, relatively more stock options are awarded. As a result, stock option awards provide employees with the potential for greater gain when our stock increases in price, while restricted stock unit awards gives employees more certainty that their equity awards will have some level of value even if our stock price does not increase. Due to the different characteristics between stock options and restricted stock units, evaluations regarding the appropriate mix of restricted stock units versus stock options to our executive officers, and the compensation committee’s plan to review and make significant changes to our compensation philosophy for executive compensation during 2007, the compensation committee did not make any stock-based awards to our named executive officers in 2006.

Option Grant Practice

Under the terms of the 2000 Stock Incentive Plan, the compensation committee has the exclusive authority to make grants of stock options, restricted stock units, stock issuances and other stock-based awards to our executive officers and non-employee board members and also has the authority to make stock-based awards under the plan to all other eligible individuals. However, any stock-based awards made to members of the compensation committee must be authorized and approved by a disinterested majority of our board of directors. Additionally, the board of directors may at any time appoint a secondary committee of one or more board members to have separate but concurrent authority with the compensation committee to make stock-based awards under the plan to individuals other than executive officers and non-employee board members. Our board of directors has established the Equity Awards Committee, consisting of Manouch Moshayedi and Dan Moses, with limited authority make to option grants and other stock-based awards under our 2000 Stock Incentive Plan to eligible individuals other than executive officers and non-employee board members.

Our board of directors has adopted an Equity Awards Policy that outlines the procedural guidelines for the grant of equity awards under our 2000 Stock Incentive Plan. The grant date of an equity award is the effective date that the board, compensation committee or Equity Awards Committee takes formal action to approve such equity award (unless a later grant date has been expressly designated). Equity awards may be granted during scheduled meetings or by unanimous written consent. For actions taken during a meeting, the effective date of approval shall be the date of such meeting. For actions approved by unanimous written consent, the effective date of approval shall be the date the last signature is obtained. All stock option grants have a per share exercise price equal to the fair market value of STEC’s common stock on the grant date as measured by the closing selling price per share of our common stock at the close of regular hours trading on the NASDAQ Global Market on that date. Grants of equity awards to executive officers and directors may only be made during our open trading window under our insider trading policy and when the board or compensation committee is not in possession of material, non-public information concerning STEC. We have not granted, nor do we intend in the future to grant, equity compensation awards to executive officers in anticipation of the release of material nonpublic information that is likely to result in changes to the price of our common stock, such as a significant positive or negative earnings announcement. Similarly, we have not timed, nor do we intend in the future to time, the release of material nonpublic information based on stock-based award grant dates.

Retirement Benefits

Our executive officers are eligible to participate in our tax-qualified 401(k) defined contribution plan. Our 401(k) plan covers employees with at least six months of service. Employees may make voluntary contributions of up to 20% of their annual pre-tax compensation to the plan, subject to the maximum elective deferral limit allowed by the IRS. We make matching contributions equal to one-half of each participating employee’s matchable contributions to the plan, which cannot exceed 10% of their salary. Our matching contributions to the plan are subject to vesting at the rate of 20% per year beginning after the employee’s second year of employment. All our named executive officers participated in our 401(k) plan during the year ended December 31, 2006 and received matching contributions.

Perquisites and Generally Available Benefit Programs

We provide certain of our executive officers with limited personal benefits and perquisites, as described below. Generally, each of these personal benefits and perquisites were in place when we were a private company and we do not consider these perquisites to be a significant component of total executive compensation. We provide certain of our executives officers with an automobile allowance and the personal use of company automobiles. In addition, we also pay for the premiums on life insurance policies owned by certain of our executive officers.

We also maintain life, medical and dental insurance, accidental death insurance, and disability insurance programs for all of our employees, as well as customary vacation, leave of absence and other similar policies. Executive officers are eligible to participate in these programs on the same basis as the rest of our salaried employees.

Compensation Following Employment Termination or Change-in-Control

Although we have employment agreements with our executive officers, such agreements do not provide for any severance or other post-employment benefits nor do they provide for any payments upon a change-in-control of STEC. In addition, other than in connection with the termination of employment of Mike Moshayedi, our former President, as further described below, we do not have any arrangements that provides our executive officers with any severance or benefits following the termination of employment or change-in-control. Provisions under our 2000 Stock Incentive Plan permit the acceleration of vesting of outstanding equity awards in the event of a corporate transaction, change in control or hostile tender offer as further described below:

Corporate Transaction. In the event of a corporate transaction, each outstanding option under the 2000 Stock Incentive Plan will automatically accelerate in full, unless (i) the option is assumed by the successor corporation or otherwise continued in effect or (ii) the option is replaced with a cash incentive program that preserves the spread existing on the unvested shares subject to such option (which is measured as the excess of the fair market value of those shares over the exercise price in effect for the shares) and provides for subsequent payout of that spread in accordance with the same vesting schedule in effect for those shares. In addition, all outstanding repurchase rights held by us with respect to outstanding unvested awards under the 2000 Stock Incentive Plan will automatically terminate, and all unvested shares will immediately vest, except to the extent our repurchase rights with respect to those shares are to be assigned to the successor corporation or otherwise continued in effect. Each outstanding restricted stock unit or other stock-based award will vest as to the number of shares of common stock subject to such award immediately prior to the corporate transaction, unless the unit or award is assumed by the successor corporation or otherwise continued in effect. Our compensation committee has the discretion to structure one or more awards under the 2000 Stock Incentive Plan so that those awards will vest in full either immediately upon a corporate transaction or in the event the individual’s service with us or the successor entity is terminated (actually or constructively) within a designated period following a corporate transaction, whether or not those awards are to be assumed or otherwise continued in effect. Our compensation committee has not implemented this feature of the 2000 Stock Incentive Plan for any of our executive officers. A corporate transaction will be deemed to occur upon (i) the acquisition of STEC by merger or consolidation approved by our shareholders or (ii) a sale of all or substantially all of STEC’s assets in complete liquidation or dissolution of STEC approved by our shareholders.

Change in Control. Our compensation committee has the discretion to structure one or more awards under the 2000 Stock Incentive Plan so that those awards will immediately vest in connection with our change of control or in the event the individual’s service with us is terminated (actually or constructively) within a designated period following our change of control. A change of control will be deemed to occur upon (i) a successful tender offer for more than 50% of our outstanding voting stock or (ii) a change in the majority of our board of directors through one or more contested elections for board membership. Our compensation committee has not implemented this feature of the 2000 Stock Incentive Plan for any of our executive officers.

Hostile Tender Offer. Our compensation committee will also have the discretion to structure one or more awards under the 2000 Stock Incentive Plan so that those awards will immediately vest in connection with the successful completion of a hostile tender offer for more than 50% of our outstanding voting securities or in the event the individual’s service with us is terminated (actually or constructively) within a designated period following the completion of such hostile tender offer. Our compensation committee has not implemented this feature of the 2000 Stock Incentive Plan for any of our executive officers.

Under appropriate circumstances, such as reductions in force or elimination of positions, we may provide severance benefits to executive officers whose employment terminates prior to retirement. In determining whether to provide such benefits and in what amount, we consider all relevant facts and circumstances, including length of service, circumstances of the termination, the executive officer’s contributions to company objectives, and other relevant factors. The provision of such benefits would typically be conditioned upon the executive officer agreeing to enter into a severance agreement with us. The compensation committee reviews and approves any such severance benefits.

We entered into a severance arrangement with Mike Moshayedi in connection with the termination of his employment in February 2007. For details concerning this arrangement, as well as further information concerning the benefits discussed above in this section, please see the “Potential Payments upon Termination or Change-in-Control” section below.

Tax Considerations

Section 162(m) of the Internal Revenue Code disallows a tax deduction to publicly held companies for compensation paid to certain of their executive officers, to the extent that compensation, whether payable in cash or stock, exceeds $1.0 million per covered officer in any fiscal year. The limitation applies only to compensation that is not considered to be performance-based compensation. Non-performance-based compensation paid to our executive officers for 2006 did not exceed the $1 million limit per officer, and the compensation committee does not anticipate that any non-performance-based compensation payable in cash to the executive officers for 2007 will exceed that limit. Accordingly, the compensation committee has decided not to take any action at this time to limit or restructure the elements of cash compensation payable to our executive officers but will reconsider this decision should the individual cash compensation of any executive officer approach the $1.0 million level. Our 2000 Stock Incentive Plan has been structured so that any compensation deemed paid by us in connection with the exercise of option grants made under that plan with an exercise price equal to the fair market value of the option shares on the grant date should qualify as performance-based compensation that will not be subject to the $1.0 million limitation on deductibility provided that the option grants are approved by a committee comprised exclusively of two or more “outside directors” as required by Section 162(m).

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The information contained in this report is not to be deemed “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor is such information to be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that STEC, Inc. specifically incorporates it by reference in such filing.

The Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of STEC, Inc. (the “Company”) has reviewed and discussed with management the Compensation Discussion and Analysis for fiscal 2006. Based on the review and discussions, the Committee recommended to the Board, and the Board has approved, that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement for its 2007 Annual Meeting of Shareholders.

Submitted by the Compensation Committee of the Board of Directors,

F. Michael Ball, Chairman
Rajat Bahri
James J. Peterson

Summary Compensation Table

For Fiscal 2006

The following table sets forth certain summary information concerning the compensation earned by our chief executive officer, chief financial officer and each of our other two most highly compensated executive officers for services rendered in all capacities to us and our subsidiaries for the fiscal year ended December 31, 2006. The individuals included in the following table are collectively referred to as the “named executive officers.”

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
Manouch Moshayedi Chief Executive Officer and Chairman of the Board	2006	$500,000	—	—	—	—	—	$35,600	(2)	$535,600

Dan Moses Chief Financial Officer and Executive Vice President	2006	$325,500	—	—	—	—	—	$29,000	(3)	$354,500

Mike Moshayedi Former President (1)	2006	$375,000	—	—	—	—	—	$48,300	(4)	$423,300

Mark Moshayedi President, Chief Operating Officer, Chief Technical Officer and Secretary	2006	$440,000	—	—	—	—	—	$44,500	(5)	$484,500

(1)	Mike Moshayedi’s employment was terminated as of February 9, 2007.
(2)	Amount consists of other compensation and perquisites to the named executive officer. Non-perquisite other compensation consists of $7,000 of 401(k) matching contributions by us. Perquisites consist of: (a) $20,400 for premiums paid by us for life insurance policies owned by the named executive officer and (b) $8,200 in aggregate incremental cost to us for the named executive officer’s personal use of our automobiles.
(3)	Amount consists of other compensation and perquisites to the named executive officer. Non-perquisite other compensation consists of $7,500 of 401(k) matching contributions by us. Perquisites consist of $21,500 in aggregate incremental cost to us for the named executive officer’s personal use of our automobiles.
(4)	Amount consists of other compensation and perquisites to the named executive officer. Non-perquisite other compensation consists of $7,500 of 401(k) matching contributions made by us. Perquisites consist of: (a) $20,400 for premiums paid by us for life insurance policies owned by the named executive officer and (b) $20,400 in aggregate incremental cost to us for the named executive officer’s personal use of our automobiles.
(5)	Amount consists of other compensation and perquisites to the named executive officer. Non-perquisite other compensation includes $7,500 of 401(k) matching contributions made by us. Perquisites consist of: (a) $20,400 for premiums paid by us for life insurance policies owned by the named executive officer and (b) $15,100 in aggregate incremental cost to us for the named executive officer’s personal use of our automobiles.

Employment Arrangements

We have entered into employment agreements with each of our named executive officers. Our employment agreements generally require each named executive officer to devote all of his working time and attention to our business. The employment agreements contain non-competition restrictions and covenants, including provisions prohibiting each named executive officer from competing with us during his period of employment with us and for a one-year period thereafter. Each employment agreement is at-will and may be terminated by either party at any time, with or without notice, and with or without cause. In addition, each named executive officer has entered into a non-disclosure agreement relating to our intellectual property and proprietary information under which he has agreed to assign all intellectual property rights developed during the course of his employment to us. The compensation of our named executive officers is subject to annual review and adjustment by our board of directors and compensation committee. The following table summarizes each of the named executive officers’ annual compensation as in effect as of December 31, 2006:

Name	Position	Annual Base Salary
Manouch Moshayedi	Chairman of the Board and Chief Executive Officer	$500,000
Dan Moses	Chief Financial Officer and Executive Vice President	$375,000
Mike Moshayedi (1)	Former President	$375,000
Mark Moshayedi (2)	President, Chief Operating Officer, Chief Technical Officer and Secretary	$440,000

(1)	Mike Moshayedi’s employment was terminated as of February 9, 2007.
(2)	Mark Moshayedi was appointed as President effective as of March 20, 2007.

Grants of Plan-Based Awards

For Fiscal 2006

None of our named executive officers received plan-based awards during the year ended December 31, 2006.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information regarding unexercised options for each of our named executive officers outstanding as of the year ended December 31, 2006. None of our named executive officers held any stock awards during the year ended December 31, 2006. All awards listed in the table were granted under our 2000 Stock Incentive Plan.

	Option Awards								Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)		Option Expiration Date		Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)
Manouch Moshayedi Chief Executive Officer and Chairman of the Board	162,335 87,665 300,000	(1) (1) (1)	0 0 0	—	$ $ $	3.39 3.08 3.84	5/21/08 5/21/13 2/23/15		—	—	—	—

Dan Moses Chief Financial Officer and Executive Vice President	25,000 100,000 200,000 100,000	(1) (1) (1) (1)	0 0 0 0 0	—	$ $ $ $	2.74 5.75 3.67 3.84	5/2/11 6/23/12 5/18/14 2/23/15		—	—	—	—

Mike Moshayedi Former President	162,335 87,665 100,000	(1) (1) (1)	0 0 0	—	$ $ $	3.39 3.08 3.84	5/21/08 5/21/13 2/23/15	(2) (2) (2)	—	—	—	—

Mark Moshayedi President, Chief Operating Officer, Chief Technical Officer and Secretary	162,335 87,665 250,000	(1) (1) (1)	0 0 0	—	$ $ $	3.39 3.08 3.84	5/21/08 5/21/13 2/23/15		—	—	—	—

(1)	These options are fully-vested and immediately exercisable.
(2)	As a result of the termination of Mike Moshayedi’s employment on February 9, 2007, these options will expire on May 10, 2007.

Option Exercises and Stock Vested

For Fiscal 2006

The following table shows all stock options exercised and value realized upon exercise by our named executive officers during the year ended December 31, 2006. None of our named executive officers held any stock awards during the year ended December 31, 2006.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Manouch Moshayedi Chief Executive Officer and Chairman of the Board	—	—	—	—

Dan Moses Chief Financial Officer and Executive Vice President	200,000	$996,200	—	—

Mike Moshayedi Former President	—	—	—	—

Mark Moshayedi President, Chief Operating Officer, Chief Technical Officer and Secretary	—	—	—	—

The aggregate dollar amount realized by the named executive officer upon exercise of a stock option is determined by multiplying the difference between the market price of the underlying securities at exercise and the exercise or base price of the stock options. The aggregate dollar amount realized by the named executive officer upon the vesting of stock is determined by multiplying the number of shares of stock or units by the market value of the underlying securities on the vesting date. For purposes of the foregoing calculation, the market price of the underlying securities on the date of exercise or vesting is the closing price of the common stock as reported on the Nasdaq Global Market on the date of exercise or vesting.

Pension Benefits

We do not provide pension arrangements, defined benefit plans or supplemental executive retirement plans to our executive officers or employees.

Nonqualified Deferred Compensation

We do not provide any nonqualified defined contribution or other deferred compensation plans.

Potential Payments Upon Termination or Change-in-Control

Severance and Change-in-Control Agreements

Other than with respect to Mike Moshayedi, as further described below, we currently do not have any severance or change-in-control arrangements with any of our named executive officers. Provisions under our 2000 Stock Incentive Plan permit the acceleration of vesting of outstanding equity awards in the event of a corporate transaction, change in control or hostile tender offer as further described in the Compensation Discussion and Analysis section above. As of December 31, 2006, all of our named executive officers held fully-vested and exercisable stock options and no other outstanding equity awards under the 2000 Stock Incentive

Plan. Accordingly, none of our named executive officers would benefit from the acceleration of vesting of their outstanding equity awards under the 2000 Stock Incentive Plan.

Severance Agreement and General Release for Mike Moshayedi

On February 9, 2007, as a result of the sale of the assets of our Consumer Division, we eliminated the senior management position held by Mike Moshayedi, our President, co-founder and head of the Consumer Division, and reached an agreement concerning the termination of Mr. Moshayedi’s employment without cause. We entered into a Severance Agreement and General Release with Mr. Moshayedi effective as of February 9, 2007. Under the terms of the severance agreement, Mr. Moshayedi shall receive a lump sum payment of $562,500, which is based on 18 months of Mr. Moshayedi’s then-current annual base salary of $375,000, on the day after the date which is six months after February 9, 2007. In addition, Mr. Moshayedi is eligible to receive payment of his premium for his coverage under our group health insurance plan for a period of 18 months, which amount is expected to be approximately $19,000. Mr. Moshayedi has agreed to provide assistance to us as reasonably requested; provided, that, such assistance does not exceed three calendar days per month or 15 calendar days in any 12 month period. In the event we require additional assistance from Mr. Moshayedi beyond the time periods set forth under the severance agreement, we will pay Mr. Moshayedi not less than $187.50 per hour. The severance agreement also provides a general release in favor of us, as well as continued confidentiality and non-disparagement obligations by Mr. Moshayedi.

Compensation of Directors

Meeting Fees

We do not provide cash compensation to the employee members of our board of directors for their service on the board of directors or for attendance at meetings of committees of the board of directors on which they serve. During 2006, each non-employee member of our board of directors received $5,000 for attendance at each board meeting, but none of our non-employee board members receive any compensation for attendance at meetings of the various committees of our board of directors. On November 6, 2006, our board of directors approved changes, effective January 1, 2007, in the compensation paid to our non-employee directors as further described below.

•

Board Meetings: Each non-employee director shall receive $5,000 for attendance in person at each regular meeting of our board of directors. Non-employee directors attending a regular meeting by telephone conference shall receive 50% of the foregoing director fees.

•

Audit Committee Meetings: The chair of the audit committee shall receive $2,000 for each regular meeting presided in person and the remaining members of the audit committee shall each receive $1,000 for each regular meeting attended in person. Non-employee directors attending a regular meeting by telephone conference shall receive 50% of the foregoing director fees.

•

Compensation Committee Meetings: The chair of the compensation committee shall receive $2,000 for each regular meeting presided in person and the remaining members of the compensation committee shall each receive $1,000 for each regular meeting attended in person. Non-employee directors attending a regular meeting by telephone conference shall receive 50% of the foregoing director fees.

•

Nominating and Corporate Governance Committee Meetings: Members of the nominating and corporate governance committee shall each receive $1,000 for each regular meeting attended in person. Non-employee directors attending a regular meeting by telephone conference shall receive 50% of the foregoing director fees.

In addition to the meeting fees, our non-employee board members are reimbursed for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of the board of directors and committees of the board of directors.

Equity Compensation

Employee board members are eligible to receive options, restricted stock units and other stock-based awards under our 2000 Stock Incentive Plan. Non-employee directors are also eligible to receive options, restricted stock units and other stock-based awards under the 2000 Stock Incentive Plan as determined by a majority of the disinterested members of the board of directors. A non-employee board member will receive, upon his or her initial election or appointment to the board of directors, an automatic option grant to purchase 30,000 shares of common stock under the Automatic Option Grant Program of our 2000 Stock Incentive Plan. The option grant will have an exercise price equal to the fair market value of the option shares on the grant date and will have a term of 10 years measured from the grant date, subject to earlier termination following the optionee’s cessation of service on the board of directors. The option will be immediately exercisable for all of the option shares; however, we may repurchase, at the exercise price paid per share, any shares purchased under the option which are not vested at the time of the optionee’s cessation of board service. The shares subject to each automatic option grant vests in a series of five successive equal annual installments upon the optionee’s completion of each year of board service over the five-year period measured from the date of grant. However, the shares will immediately vest in full upon certain changes in control or ownership of STEC or upon the optionee’s death or disability while serving as a board member. Vahid Manian received an automatic option grant when he first joined our board of directors in February 2007 for 30,000 shares of common stock. Mr. Manian received his automatic option grant on February 9, 2007. The exercise price per share in effect under the option granted to Mr. Manian is $9.35, the fair market value per share of common stock on the grant date.

Effective January 1, 2007, each non-employee director shall be granted restricted stock units covering 2,000 shares of common stock under the Stock Issuance Program of our 2000 Stock Incentive Plan upon re-election by our shareholders at our annual meeting. Each restricted stock unit award will be granted on the date of our annual shareholders meeting and will vest upon the non-employee director’s continuation of board service through the one year anniversary of the date of grant. As the restricted stock units vest, the shares of common stock underlying those vested units will be promptly issued. The terms and conditions of the restricted stock units shall be governed by our 2000 Stock Incentive Plan.

Director Compensation Table

The following table sets forth information regarding the compensation to persons who served as directors during the year ended December 31, 2006. We do not provide compensation to the employee members of our board of directors for their service on the board of directors or for attendance at meetings of committees of the board of directors on which they serve. Accordingly, the information presented shall be with respect to our non-employee directors. Information for Vahid Manian is not included in the table below since he became a director after December 31, 2006.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)		Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Rajat Bahri	$20,000	—	—	(1)	—	—	$0	$20,000
F. Michael Ball	$20,000	—	—	(2)	—	—	$0	$20,000
James J. Peterson	$20,000	—	—	(3)	—	—	$0	$20,000

(1)	As of December 31, 2006, Mr. Bahri held options to purchase 30,000 shares of common stock.
(2)	As of December 31, 2006, Mr. Ball held options to purchase 140,000 shares of common stock.
(3)	As of December 31, 2006, Mr. Peterson held options to purchase 130,000 shares of common stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of the shares of our common stock as of March 31, 2006, except as noted in the footnotes below, by:

•	Each person whom we know to be the beneficial owner of 5% or more of our outstanding common stock;

•	Each named executive officer;

•	Each of our directors and director nominees; and

•	All of our current executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage of ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or that will become exercisable within 60 days after March 31, 2007, are deemed outstanding even if they have not actually been exercised. Those shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person. As of March 31, 2007, 49,634,602 shares of our common stock were issued and outstanding. Unless otherwise indicated in the footnotes below, and subject to community property laws where applicable, each of the named persons have sole voting and sole investment power with respect to the shares shown as beneficially owned. Unless otherwise indicated in the footnotes below, the address of each individual or entity listed below is c/o 3001 Daimler Street, Santa Ana, California 92705-5812.

	Beneficial Ownership of Shares
Name of Beneficial Owner	Number	Percentage
Named Executive Officers:
Manouch Moshayedi (1)	7,344,961	14.6%
Mike Moshayedi (2)	6,862,996	13.8%
Mark Moshayedi (3)	11,185,570	22.3%
Dan Moses (4)	425,000	*

Directors and Director Nominees: (5)
F. Michael Ball (6)	145,000	*
Rajat Bahri (7)	30,000	*
Vahid Manian (8)	30,000	*
James J. Peterson (9)	130,000	*

Current Directors and Executive Officers as a Group (7 persons) (10)	19,290,531	37.5%

5% Holders Not Listed Above:
FMR Corp. (11)	7,122,364	14.3%

*	Less than one percent
(1)	Includes (i) 1,070,496 shares held by Manouch Moshayedi, as a co-trustee for the D. and N. Moshayedi Investment Trust, dated 9/25/98 for the benefit of Mark Moshayedi’s children, (ii) 5,699,465 shares held by Manouch Moshayedi, as trustee for the M. and S. Moshayedi Revocable Trust, dated 11/16/95 for the benefit of Manouch Moshayedi’s family and (iii) 550,000 shares subject to options, all of which are presently exercisable or will become exercisable within 60 days after March 31, 2007. Manouch Moshayedi disclaims beneficial ownership, except to the extent of his pecuniary interest therein, if any, of the shares held by the D. and N. Moshayedi Investment Trust and the M. and S. Moshayedi Revocable Trust.
(2)

Mike Moshayedi’s employment was terminated as of February 9, 2007 and he also resigned as a director effective February 9, 2007. Includes (i) 6,790,996 shares held by Mike & Parto Moshayedi, as trustees for the M. and P. Moshayedi Revocable Trust, dated 12/30/96 for the benefit of Mike Moshayedi’s family and (ii) 70,000 shares subject to options, all of which are presently exercisable or will become exercisable within 60 days after March 31, 2007. Does not include 9,000 shares held by Mike Moshayedi’s spouse.

Mike Moshayedi disclaims beneficial ownership, except to the extent of his pecuniary interest therein, if any, of the shares held by the M. and P. Moshayedi Revocable Trust and his spouse.
(3)	Consists of (i) 1,457,878 shares held by Mark Moshayedi, as trustee for the M. and S. Moshayedi Investment Trust, dated 11/16/95 for the benefit of Manouch Moshayedi’s children, (ii) 677,173 shares held by Mark Moshayedi, as a co-trustee for the M. and P. Moshayedi Investment Trust, dated 12/30/96, FBO Kevin Moshayedi, (iii) 677,173 shares held by Mark Moshayedi, as a co-trustee for the M. and P. Moshayedi Investment Trust, dated 12/30/96, FBO Brian Moshayedi, (iv) 7,873,346 shares held by Mark and Semira Moshayedi, as trustees for the M. and S. Moshayedi Revocable Trust, dated 9/25/98 for the benefit of Mark Moshayedi’s family, and (v) 500,000 shares subject to options, all of which are presently exercisable or will become exercisable within 60 days after March 31, 2007. Mark Moshayedi disclaims beneficial ownership, except to the extent of his pecuniary interest therein, if any, of the shares held by the M. and S. Moshayedi Investment Trust, the M. and P. Moshayedi Investment Trust FBO Kevin Moshayedi and the M. and P. Moshayedi Investment Trust FBO Brian Moshayedi and the M. and S. Moshayedi Revocable Trust.
(4)	Includes 425,000 shares subject to options, all of which are presently exercisable or will become exercisable within 60 days after March 31, 2006.
(5)	Does not include information concerning Manouch Moshayedi, Mark Moshayedi and Dan Moses, each of whom is an executive officer and director, which information is provided above.
(6)	Includes 140,000 shares subject to options, all of which are presently exercisable or will become exercisable within 60 days after March 31, 2007.
(7)	Includes 30,000 shares subject to options, all of which are presently exercisable or will become exercisable within 60 days after March 31, 2007.
(8)	Includes 30,000 shares subject to options, all of which are presently exercisable or will become exercisable within 60 days after March 31, 2007.
(9)	Includes 130,000 shares subject to options, all of which are presently exercisable or will become exercisable within 60 days after March 31, 2007.
(10)	Includes 1,805,000 shares subject to options, all of which are presently exercisable or will become exercisable within 60 days after March 31, 2007.
(11)	According to a Schedule 13G/A filed with the SEC on March 12, 2007 by FMR Corp. with respect to its ownership of our common stock as of February 28, 2007, (i) Fidelity Management & Research Company, a wholly-owned subsidiary of FMR Corp. and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 6,140,412 shares of our common stock as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940, (ii) Pyramis Global Advisors, LLC (“PGALLC”), an indirect wholly-owned subsidiary of FMR Corp. and an investment advisor under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 127,100 shares of our common stock as a result of its serving as investment advisor to institutional accounts, non-U.S. mutual funds, or investment companies registered under Section 8 of the Investment Company Act of 1940 owning such shares, (iii) Pyramis Global Advisors Trust Company (“PGATC”), an indirect wholly-owned subsidiary of FMR Corp. and a bank as defined in Section 3(a)(6) of the Securities Exchange Act of 1934, is the beneficial owner of 749,232 shares of our common stock as a result of its serving as investment manager of institutional accounts owning such shares, and (iv) Fidelity International Limited (“FIL”), which is a qualified institution under section 240.13d-1(b)(1) pursuant to an SEC No-Action Letter dated October 5, 2000, is the beneficial owner of 105,6200 shares of our common stock. According to the schedule, (i) Mr. Edward C. Johnson 3d and FMR Corp., through its control of Fidelity, and the funds each has sole power to dispose of the 6,140,412 shares owned by the Funds, (ii) the power to vote the shares held directly by the Fidelity Funds resides with the Fidelity Funds Board of Trustees, (iii) Mr. Johnson and FMR Corp., through its control of PGALLC, each has sole dispositive power over 127,100 shares and sole power to vote or to direct the voting of 127,100 shares owned by the institutional accounts or funds advised by PGALLC, and (iv) Mr. Johnson and FMR Corp., through its control of PGATC, each has sole dispostive power over 749,232 shares and sole power to vote or to direct the voting of 685,332 shares owned by institutional accounts managed by PGATC. The address of FMR Corp. is 82 Devonshire Street, Boston, MA 02109.

AUDIT COMMITTEE REPORT

The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that STEC, Inc. specifically incorporates it by reference in such filing.

The following is the report of the Audit Committee (the “Audit Committee”) of the Board of Directors of STEC, Inc. (the “Company”) with respect to the Company’s consolidated audited financial statements for the fiscal year ended December 31, 2006, which include the consolidated balance sheets of the Company as of December 31, 2006 and 2005, and the related consolidated statements of operations, shareholders’ equity and cash flows for each of the three years in the period ended December 31, 2006, and the notes thereto.

Review with Management

The Audit Committee has reviewed and discussed the Company’s audited financial statements with management.

Review and Discussions with Independent Registered Public Accounting Firm

The Audit Committee has discussed with PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by Statement of Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board, which include, among other items, matters related to the conduct of the audit of the Company’s financial statements.

The Audit Committee has also received written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 (which relates to the independent registered public accounting firm’s independence from the Company and its related entities), as adopted by the Public Company Accounting Oversight Board, and has discussed with PricewaterhouseCoopers LLP their independence from the Company.

Conclusion

Based on the review and discussions referred to above, the Audit Committee recommended to the Company’s Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

Submitted by the Audit Committee of the Board of Directors,

Rajat Bahri, Chairman
F. Michael Ball
James J. Peterson

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policies and Procedures with Respect to Related Person Transactions

Our audit committee charter requires that members of the audit committee, all of whom are independent directors, review and approve all related party transactions as defined in applicable SEC rules. Our Code of Business Conduct and Ethics, which applies to all of our directors, officers and employees, discourages related party transactions. In the event of a related party transaction involving our directors and officers, the nature of the related party transaction must be fully disclosed to, and approved by, the audit committee in advance. In addition, under our Code of Business Conduct and Ethics, directors, officers and employees are expected to avoid any activity or personal interest that creates or appears to create a conflict between such person’s interests and the interests of STEC. Directors and executive officers are required to disclose to our board of directors for pre-approval any activity or personal interest that creates or appears to create a conflict with the interests of STEC. Our board of directors will determine an appropriate resolution on a case-by-case basis. All directors must recuse themselves from any decision affecting their personal, business or professional interests.

Related Persons Transactions

MDC Land LLC

We occupy two leased facilities of approximately 24,500 and 48,600 square feet in Santa Ana, California, in which our executive offices, manufacturing, engineering, research and development, and test engineering operations are located. We lease both facilities from MDC Land LLC, a limited liability company owned by Manouch Moshayedi, Mike Moshayedi and Mark Moshayedi. Manouch Moshayedi and Mark Moshayedi are each executive officers, directors and major shareholders of STEC, and Mike Moshayedi is a major shareholder and former executive officer and director of STEC. MDC has no operations other than its leasing transactions with us.

24,500 square foot facility. The lease for the 24,500 square foot facility expires in July 2017. For the period from August 1, 2005 through July 31, 2007, the base rent was adjusted to approximately $18,000 per month as a result of an independent appraisal of the current market value as required by the lease. Thereafter, for the remainder of the lease term, base rent shall be adjusted every two years based on the change in the Consumer Price Index. We believe our lease of the 24,500 square foot facility with MDC is on terms no less favorable to us than could be obtained from an unaffiliated third party.

48,600 square feet facility. The lease for the 48,600 square foot facility expires in July 2017. For the period from August 1, 2005 through July 31, 2007, the base rent was adjusted to approximately $32,000 per month as a result of an independent appraisal of the current market value as required by the lease. Thereafter, for the remainder of the lease term, base rent shall be adjusted every two years based on the change in the Consumer Price Index. We believe our lease of the 48,600 square foot facility with MDC is on terms no less favorable to us than could be obtained from an unaffiliated third party.

As of January 1, 2006, total outstanding remaining lease payments under both the 24,500 and 48,600 square feet facilities at current lease rates is approximately $6,950,000. In 2006, we made total lease payments for both the 24,500 and 48,600 square feet facilities of approximately $600,000. As equal owners of MDC, the dollar value of the amount of the interest of Manouch Moshayedi, Mike Moshayedi and Mark Moshayedi in this transaction was approximately $200,000 each.

Many of the transactions set forth above were made while we were a privately held corporation. All future transactions, if any, between us and our officers, directors and principal shareholders and their affiliates, and any transactions between us and any entity with which our officers, directors or principal shareholders or their affiliates are affiliated, will be approved by our audit committee or a majority of our disinterested directors, and will be on terms no less favorable to us than could be obtained from unaffiliated third parties.

OTHER MATTERS

Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this Proxy Statement or future filings made by us under those statutes, the Compensation Committee Report, the Audit Committee Report and reference to the independence of the Audit Committee members are not deemed filed with the Securities and Exchange Commission and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by us under those statutes.

We have filed an Annual Report on Form 10-K for the year ended December 31, 2006 with the Securities and Exchange Commission. You may obtain, free of charge, a copy of the Form 10-K by writing to Dan Moses, Chief Financial Officer, STEC, Inc., 3001 Daimler Street, Santa Ana, California 92705-5812.

Our board of directors knows of no other business that will be presented at the 2007 annual meeting. If any other business is properly brought before the 2007 annual meeting, proxies received will be voted in respect thereof in accordance with the recommendation of the board of directors. Discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy.

It is important that the proxies be returned promptly and that your shares be represented. You are urged to sign, date and promptly return the enclosed proxy card in the enclosed envelope.

A copy of our Annual Report for the 2006 fiscal year has been mailed concurrently with this Proxy Statement to all shareholders entitled to notice of and to vote at the 2007 annual meeting. This Annual Report is not incorporated into this Proxy Statement and is not considered proxy solicitation material.

By Order of the Board of Directors,

Manouch Moshayedi,
Chief Executive Officer and Chairman of the Board of Directors

Dated: April 26, 2007

Santa Ana, California

STEC, INC.

PROXY

Annual Meeting of Shareholders, June 4, 2007

This Proxy is Solicited on Behalf of the Board of Directors of

STEC, Inc.

The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Shareholders to be held June 4, 2007 and the Proxy Statement and appoints Manouch Moshayedi and Dan Moses, and each of them, the Proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock of STEC, Inc. (the “Company”) which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting of Shareholders of the Company to be held at the Irvine Marriott, located at 18000 Von Karman Avenue, Irvine, California 92612, on Monday, June 4, 2007 at 8:00 a.m. local time (the “Annual Meeting”), and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted in the manner set forth on the reverse side.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

Please detach and return in the envelope provided

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” EACH OF THE OTHER LISTED PROPOSALS.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

1.	To elect seven directors of the Company to serve until the 2008 Annual Meeting of Shareholders or until their successors are duly elected and qualified.			2.	To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2007.	FOR ☐	AGAINST ☐	ABSTAIN ☐

	☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (See instructions below)	NOMINEES O Manouch Moshayedi O Mark Moshayedi O Dan Moses O F. Michael Ball O Rajat Bahri O Vahid Manian O James J. Peterson		3.

In accordance with the discretion of the proxy holders, to act upon all matters incident to the conduct of the meeting and upon other matters as may properly come before the meeting.

This proxy, when properly executed, will be voted as specified above. If no specification is made, this Proxy will be voted “FOR” the election of the directors listed at left and “FOR” the other listed proposals.

WHETHER OR NOT YOU ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THIS PROXY IN THE RETURN ENVELOPE SO THAT YOUR STOCK MAY BE REPRESENTED AT THE ANNUAL MEETING.

	INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●				Please print the name(s) appearing on each share certificate(s) over which you have voting authority:

To change your address on your account, please check the box at the right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

			☐		Please check here if you plan to attend the meeting. ☐

	Signature of Shareholder _____________________ Date: ________________ Signature of Shareholder ____________________ Date: ________________

Note: This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.